                                                                   Exhibit 10.81

THIS DOCUMENT PREPARED BY
AND RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:
Steven G. Horowitz, Esq.
Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, New York 10006
Telephone No. (212)225-2580



                      Open-End Mortgage To Secure Present
                       and Future Loans Under Chapter 25
                      of Title 34 (R.I.G.L. (S) 34-25-8)

         MORTGAGE, OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
           SECURITY AGREEMENT AND FIXTURE FILING FINANCING STATEMENT

                           dated as of June 30, 2000
                                      by
                       S-BNK DORCHESTER OPERATIONS, LLC
                     a Delaware limited liability company,
                                 the Mortgagor

                                      to

                  First Security Bank. National Association, a national banking association organized under the laws of the United States, as indenture trustee,
                                 the Mortgagee

                                   Property:
                         #6367, Dorchester Operations
                                    Suffolk
                           Dorchester, Massachusetts


          This instrument contains after-acquired property provisions

                               TABLE OF CONTENTS

                                                                       Page

                                   RECITALS


                               GRANTING CLAUSES

Granting Clause I.    Land                                               3
Granting Clause II.   Improvements                                       3
Granting Clause III.  Equipment                                          4
Granting Clause IV.   Appurtenant Rights                                 4
Granting Clause V.    Agreements                                         4
Granting Clause VI.   Leases                                             5
Granting Clause VII.  Rents, Issues and Profits                          5
Granting Clause VIII. Permits                                            5
Granting Clause IX.   Deposits                                           6
Granting Clause X.    Insurance Proceeds and Condemnation Awards         6
Granting Clause XI.   Additional Property                                6
Granting Clause XII.  Restitution Due to Invalidity                      6

                             TERMS AND CONDITIONS

Terms and Conditions                                                     6
Exhibit A Standard Terms and Conditions                                A-1
Exhibit B Description of the Property                                  B-1

                      Open-End Mortgage To Secure Present
                       and Future Loans Under Chapter 25
                      of Title 34 (R.I.G.L. (S) 34-25-8)

     THIS MORTGAGE, OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING FINANCING STATEMENT (this "Mortgage") is dated as of June 30, 2000 by S-BNK DORCHESTER OPERATIONS, LLC, a Delaware limited liability company, having an address 8411 Preston Road, Suite 850, Dallas, Texas, 75225, (the "Mortgagor"), to First Security Bank, National Association, a national banking association organized under the laws of the United States, as Indenture Trustee, having an address at 79 South Main Street, Third Floor, Salt Lake City, Utah 84111 (the "Mortgagee").

                                  WITNESSETH:

                                   Recitals

     A. Reference is hereby made to the Standard Terms and Conditions with respect to this Mortgage attached as Exhibit A hereto and incorporated herein (the "Standard Terms and Conditions"). The terms and conditions of this Mortgage are set forth in the Standard Terms and Conditions.

     B. Reference is hereby made to the Indenture, dated as of the date hereof (the "Indenture"), between the Mortgagor and the Mortgagee. The Mortgagor has issued on June 30, 2000 its A-I Note (the "A-i Note") and its A-2 Note (the "A-2 Note") in an original principal amount of $45,746,038 and $31,199,288, respectively (collectively, the "Secured Notes"). This Mortgage is subject to the tel-ms of the Indenture. Capitalized terms used in this Mortgage, but not otherwise defined herein, are defined in, or are defined by reference in, Appendix A to the Indenture and have the same meanings herein as therein. The Mortgagor and the Mortgagee acknowledge receipt of a copy of the Indenture and the Secured Notes.

     C. Reference is hereby made to the Note Purchase Agreement, dated as of the date hereof (the "Note Purchase Agreement"), among the Mortgagor, the Indenture Trustee and the Pass-Through Trustee. The Mortgagor and the Mortgagee acknowledge receipt of a copy of the Note Purchase Agreement.

     D.  The Mortgagor is the owner of the Property.

     E. The Mortgagor is the lessor under a Lease dated as of the date hereof (the "Lease") with Sovereign Bank, a federally chartered savings bank, as tenant (the "Lessee") pursuant to which the Mortgagor has leased to the Lessee its right, title and interest in and to the Property. The Mortgagor and the Mortgagee acknowledge receipt of a copy of the Lease.

     F. The lien of this Mortgage is being granted to secure the payment when due and payable of the original principal amount of the Secured Notes in the amount of $76,945,326, and interest (including, without limitation, any interest at the Default Rate and any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Mortgagor) and Make-Whole Premium, if any,on, the Secured Notes (including, without limitation, any future advances) and all other amounts payable by the Mortgagor under any Operative Document, as they may be amended, extended or modified, from time to time, to which it is a party and the Mortgagor's compliance with and performance of the terms and conditions of the Operative Documents to which it is a party and payment of any and all other indebtedness (including, without limitation, any indemnification) now or hereafter owing by the Mortgagor to the Mortgagee, evidenced by a promissory note or notes or agreement or agreements signed by the Mortgagor, whether or not otherwise secured (the "Secured Obligations"). If the Property is located in Connecticut, New Hampshire or Rhode Island, the maximum amount of principal secured by this Mortgage shall at no time exceed $76,945,326 (the principal amount of the Secured Notes). It is the intention of the parties hereto that this Mortgage shall be deemed an open and continuing lien instrument to secure all Secured Obligations of the Mortgagor now existing or hereafter arising regardless of the extinguishment and payment of any one or more Secured Obligations owed to the Mortgagee, and this Mortgage shall secure future advances comprising part of the Indebtedness.

     G. Pursuant to Section 5.02 of the Standard Terms and Conditions, the following information is applicable for the purposes of a fixture filing and notices, (if the Property is located in the state of Rhode Island, such notices are pursuant to R.I.G.L. (S) 34-25-10(b) relating to future advances), to wit:

          (i)   Name and Address of the Mortgagor:

                    S-BNK DORCHESTER OPERATIONS, LLC
                    8411 Preston Road, Suite 850
                    Dallas, Texas, 75225
                    Attn: Manager


          (ii)  Name and Address of the Mortgagee:

                    First Security Bank, National Association, a national banking association organized under the laws of the United States, as indenture trustee
                    79 South Main Street, Third Floor, Salt Lake City, Utah
                    84111
                    Attn: Corporate Trust Services

          (iii) The name of the record owner of the real estate on which such fixtures are or are to be located is S-BNK DORCHESTER OPERATIONS, LLC.

     H. The A-1 Note has a final maturity date of June 30, 2005, and the A-2 Note has a final maturity date of June 30, 2020. The interest rate on the A-1
Note is 10.2 0%, and the interest rate on the A-2 Note is 12.18%.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, for the purpose of securing the Secured Obligations, the Mortgagor does hereby (i) MORTGAGE, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER and WARRANT, WITH MORTGAGE COVENANTS, to the Mortgagee, its successors and assigns, with power of sale, and if the Property is located in Massachusetts, New Hampshire or Rhode Island, upon the statutory condition(s) for any breach of which the Mortgagee shall have the statutory power of sale, and might of entry as hereinafter provided to the extent permitted under the laws of the state where the property is located (and if the Property is located in Massachusetts, New Hampshire or Rhode Island, on the statutory condition (and statutory conditions as to the Mortgaged Property located in New Hampshire) and with the statutory power of sale), and subject to all of the terms, conditions, covenants and agreements herein set forth, a continuing first lien on, and (ii) to the extent covered by the UCC, does hereby GRANT and WARRANT to the Mortgagee, its successors and assigns a security interest in and to, in each case, all of the property and rights described in the following Granting Clauses (all of which property and rights are collectively called the "Mortgaged Property"), subject to Permitted Liens, to wit:

                              Granting Clause I.

     Land. All estate, might, title and interest of the Mortgagor in, to, under or derived from the lots, pieces, tracts or parcels of land located in the Town/City of Dorchester, County of Suffolk, State of Massachusetts, more particularly described in Exhibit B attached hereto and incorporated herein (the "Land").

                              Granting Clause II.

     Improvements. All tight, title and interest of the Mortgagor, except the Lessee's Equipment and Personally in accordance with the terms of the Lease, in and to (i) all buildings, structures, facilities and other improvements of every kind and description now or hereafter located in or on the Land; (ii) all plumbing, lighting, heating, ventilating, air-conditioning, refrigerating, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems; (iii) all screens, awnings, floor coverings, partitions, elevators, escalators, motors, electrical, computer and other wiring, machinery, pipes, fittings and racking and shelving; (iv) all other items of fixtures, equipment and personal property of every kind and description, in each case now or hereafter located on the Land or affixed (actually or constructively) to the improvements therein which by the nature of their location thereon or affixation thereto are real property under Applicable Laws; and (v) all materials intended for the construction, reconstruction, repair, replacement, alteration, addition or improvement of or to such buildings, equipment, fixtures, structures and improvements, all of which materials shall be deemed to be part of the Mortgaged Property immediately upon delivery thereof in the Property and to be part of the improvements immediately upon their incorporation therein (the foregoing being collectively called then "Improvements").

     Equipment. All right, title and interest of the Mortgagor in, to, under or derived from (i) all fixtures, chattels and articles of personal property owned by the Mortgagor or in which the Mortgagor has or shall acquire an interest, wherever situated, and now or hereafter located on or in, or affixed (actually or constructively) to, the Property, whether or not affixed thereto and which are not real property under Applicable Laws, including, without limitation, to the extent of the Mortgagor's now or hereafter acquired interest therein, all partitions, shades, blinds, curtains, draperies, carpets, rugs, furniture and furnishings; (ii) all heating, lighting, plumbing, ventilating, air conditioning, refrigerating, gas, steam, electrical, incinerating and compacting plants, systems, fixtures and equipment; (iii) all elevators, stoves, ranges, other kitchen and laundry appliances, vacuum and other cleaning systems, call systems, switchboards, sprinkler systems and other fire prevention, alarm and extinguishing apparatus and materials; and (iv) all motors, machinery, pipes, conduits, dynamos, engines, compressors, generators, boilers, stokers, furnaces, pumps, trunks, ducts, appliances, equipment, utensils, tools, implements, fittings and fixtures, and including, without limitation, any of the foregoing that is temporarily removed from the Property to be repaired and later reinstalled thereon or therein (the foregoing being collectively called the "Equipment" and shall not in any event include the Lessee's Equipment and Personalty). If the Lien of this Mortgage is subject to a security interest covering any portion of the Property described in this Granting Clause III, then all of the right, title and interest of the Mortgagor in and to any and all such property is hereby assigned to the Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of the Mortgagor.

                              Granting Clause IV.

     Appurtenant Rights. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all tenements, hereditaments and appurtenances now or hereafter relating to the Property; all rights of ingress and egress now or hereafter appertaining to the Property; all easements and rights of way now or hereafter appertaining to the Property; and all royalties and other rights now or hereafter appertaining to the use and enjoyment of the Property (including, without limitation, alley, party walls, support or drainage rights).

                              Granting Clause V.

     Agreements. To the extent assignable under Applicable Laws, all estate, right, title and interest of the Mortgagor in, to, under or derived from all agreements now or hereafter relating to the Property or the appurtenances to the Property (including, without limitation, any property management agreements), or the franchises and privileges connected therewith (collectively, the "Appurtenant Property"), and any other agreements, including, without limitation, all mortgages or deeds of trust, restrictive covenants, deed restrictions and easements (including, without limitation, any Permitted Encumbrances) and all insurance policies, all guarantees and warranties, all supply and service contracts for water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone or other utilities that are necessary to operate the Property for its then current use and all other documents, agreements and instruments, in all of such cases now or hereafter relating to the Property or the Appurtenant Property (the foregoing being collectively called the "Agreements").

     Leases. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all leases and subleases (including, without limitation, the Lease) now or hereafter in effect, whether or not of record, for the use or occupancy of all or any part of the Property (including, without limitation, all guarantees of the tenants' or subtenants' obligations thereunder), and (i) all rent and other amounts now or hereafter payable to the Mortgagor thereunder,
(ii) all rights of the Mortgagor (subject to the Indenture and the Note Purchase Agreement) to exercise any election or option or to make any decision or determination or to give any notice, consent, waiver or approval or to take any other action under or in respect of any of such leases or to accept any surrender or redelivery of the Property or any part thereof, as well as all the rights, powers and remedies of the Mortgagor, whether acting under any of the leases or by statute or at law or in equity, or otherwise, arising out of any default or event of default under any of such leases, and (iii) all estate, right, title and interest of the Mortgagor as a secured party or lienholder thereunder to the extent a security interest or Lien may be deemed to be created by any such lease (the foregoing being collectively referred to as the "Leases").

                             Granting Clause VII.

     Rents, Issues amid Profits. All estate, right, title and interest of the Mortgagor in, to, under or derived from: all rents (including, without limitation, all Base Rent and Supplemental Rent), royalties, issues, profits, receipts, revenue, income and other benefits now or hereafter accruing with respect to the Property, (including, without limitation, all rents and other sums now or hereafter payable pursuant to the Leases); all other sums now or hereafter payable with respect to the use, occupancy, management, operation or control of the Property; and all other claims, rights and remedies now or hereafter belonging or accruing with respect to the Property, including, without limitation, fixed, additional and percentage rents, occupancy charges, security deposits, parking, maintenance, common area, tax, insurance, utility and service charges and contributions (whether collected under the Leases or otherwise), proceeds of sale of electricity, gas, heating, air-conditioning and other utilities and services (whether collected under the Leases or otherwise), and deficiency rents and liquidated damages following default or cancellation (the foregoing rents and other sums described in this Granting Clause being collectively called the "Rents"), all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee, to be held and applied as subject to the terms of the Indenture and the Lease.

                             Granting Clause VIII.

     Permits. To the extent assignable under Applicable Laws, all estate, right, title and interest of the Mortgagor in, to, under or derived from all licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter appertaining to the Property (the foregoing being collectively called the "Permits"), excluding from the grant under this Granting Clause (but not the definition of the term "Permits" for the other purposes hereof) any Permits which cannot be transferred or encumbered by the Mortgagor without causing a default thereunder or a termination thereof

     Deposits. To the extent assignable under Applicable Laws, all estate, right, title and interest of the Mortgagor in, to, under or derived from all amounts deposited with the Mortgagee under the Operative Documents with respect to the Property (but subject to the terms thereof), including, without limitation, the Rent Collection Account and all insurance proceeds and awards held by the Mortgagee, and including, without limitation, all certificates of deposit, securities and other investments relating thereto and all interest, dividends and other income thereon, proceeds thereof and rights relating thereto (the foregoing being collectively called "Deposits").

                              Granting Clause X.

     Insurance Proceeds amid Condemnation A wards. All estate, right, title and interest of the Mortgagor in, to, under or derived from all proceeds of any financing, refinancing or conversion into cash or liquidated claims, whether voluntary or involuntary, of any of the Mortgaged Property, including, without limitation, all of the Mortgagor's interest in and to insurance proceeds, condemnation awards and title insurance proceeds under any title insurance policy now or hereafter held by the Mortgagor, and all rights, dividends and other claims of any kind whatsoever (including, without limitation, damage, secured, unsecured, priority and bankruptcy claims) now or hereafter relating to any of the Mortgaged Property, all of which the Mortgagor hereby irrevocably directs be paid to the Mortgagee to the extent provided hereunder, to be held, applied and disbursed subject to the terms of the Indenture and the Lease.

                              Granting Clause XI.

     Additional Proper/v. All greater, additional or other estate, right, title and interest of the Mortgagor in, to, under or derived from the Mortgaged Property now or hereafter acquired by the Mortgagor, including, without limitation, all right, title and interest of the Mortgagor in, to, under or derived from all extensions, improvements, betterments, renewals, substitutions and replacements of, and additions and appurtenances to, any of the Mortgaged Property hereafter acquired by or released to the Mortgagor or constructed or located on, or affixed to, the Property, in each case, immediately upon such acquisition, release, construction, location or affixation; all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are, by the provisions of the Operative Documents, required to be subjected to the Lien hereof, all estate, right, title and interest of the Mortgagor in, to, under or derived from any other property and rights which are necessary to maintain the Property, to the fullest extent permitted by law, without any further conveyance, Mortgage, assignment or other act by the Mortgagor; and all estate, might, title and interest of the Mortgagor in, to, under or derived from all other property and rights which are by any instrument or otherwise subjected to the Lien hereof by the Mortgagor.

                             Granting Clause XII.

     Restitution Due to Invalidity. All estate, right, title and interest now held or hereafter acquired by the Mortgagor in and to any right to restitution in respect of any determination of invalidity of the Lease or any other Operative Document.

     TO HAVE AND TO HOLD the Mortgaged Property, together with all of the respective estate, right, title and interest of the Mortgagor and anyone claiming by, through or under the Mortgagor in, to, under or derived from the Mortgaged Property and all rights and appurtenances relating thereto, subject to Permitted Encumbrances and the terms and conditions herein, to the Mortgagee, its successors and assigns, forever.

     BUT EXCLUDING HOWEVER, from the property, rights and privileges subject to the Granting Clauses, all Excepted Payments to the extent such Excepted Payments are payable to third parties and not to the Mortgagor.

                             TERMS AND CONDITIONS

     I.   Recitals. The recitals are incorporated by reference herein.

     II. Standard Terms amid Conditions. The Standard Terms and Conditions are incorporated by reference herein.

     III. State-Specific Provisions: Future Advances: Open-End Mortgage.

     (a) Future Advances; Rhode Island Open-End Mortgage Provisions. If the Mortgaged Property is located in Rhode Island, this subsection 111(a) shall apply. This Mortgage permits and secures any and all current and future advances to the Mortgagor evidenced by (or pursuant to) any one or more of the following: the Secured Notes, the Operative Documents, the Debt Documents or other documents evidencing the Secured Obligations or the Indebtedness, such other note or notes as may be signed by the Mortgagor payable to the Mortgagee and such other agreement(s) as may be entered into by the Mortgagor with the Mortgagee, and signed by the Mortgagor. The unpaid principal balance of indebtedness outstanding under this Mortgage shall at no time exceed $76,945,326. The Mortgagee will accept notices pursuant to Sections 34-25-10(b) and 34-25-11 of the General Laws of the State of Rhode Island in accordance with Paragraph G and Section 7.02 of this Mortgage.

     (b) Connecticut Open-End Mortgage. If the Mortgaged Property is located in Connecticut, this subsection 111(b) shall apply. This Mortgage is, in part, an open-end mortgage to secure advances made or to be made pursuant to the Indenture. Advancements secured by this Mortgage are evidenced by the Secured Notes. The Mortgagee shall have all the rights, powers and protection allowed by Applicable Laws with respect thereto, subject only to such limitations as are imposed by law. Additional and future loans and advances are specifically permitted to be made under this Mortgage and shall be secured hereby equally with amounts advanced to the Mortgagor under the Indenture on the date hereof, if any, and shall be entitled to the same priority as if such additional and future loans and advances had been made on the date hereof Upon request of the then owner of record of the Property, the Mortgagee may hereafter, at its option, at any time before full payment of this Mortgage, make further advancements to such owner in such amounts and at such rates of interest as Mortgagee shall determine, and every such further advance, with interest, shall be secured by this Mortgage and shall be evidenced by the Secured Notes; provided, however, that the amount of the principal secured by this Mortgage and remaining unpaid shall at no time exceed $76,945,326 provided, further, that the terms of repayment of any such advancements shall not extend the time of repayment beyond the maturity date of the Secured Notes. The foregoing paragraph is intended to comply with, and satisfy the requirements of, Connecticut General Statutes (S) 49-2(c) with regard to open-end mortgages.

     (e) Future Advances; New Hampshire Mortgage Provisions. If the Mortgaged Property is located in New Hampshire, this subsection 111(c) shall apply. Pursuant to New Hampshire Revised Statute Annotated Section 479:3, this Mortgage permits and secures any and all current advances as well as those thereafter made or incurred that do not exceed the principal amount stated in the Mortgage evidenced by (or pursuant to) any one or more of the following: the Secured Notes, the Operative Documents, the Debt Documents or other documents evidencing the Secured Obligations or the Indebtedness, such other note or notes as may be signed by the Mortgagor payable to the Mortgagee and such other agreement(s) as may be entered into by the Mortgagor with the Mortgagee, and signed by the Mortgagor. The amount of principal advanced under this Mortgage shall not exceed that amount set forth in Paragraph F of the Recitals of this Mortgage.

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage as of the day first set forth above.



                                      MORTGAGOR:

                                      S-BNK DORCHESTER OPERATIONS, LLC
                                      a Delaware limited liability company
Attest:
By:_____________________              By:    /s/ M. Scott Kipp
                                         --------------------------
                                      Name:  M. Scott Kipp
                                      Title: Manager
By:______________________